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                                                                     EXHIBIT 11


                                          EXHIBIT 11, ANNUAL REPORT ON FORM 10-K
                                            FOR THE YEAR ENDED DECEMBER 31, 1995
                                                   COMMISSION FILE NUMBER 1-3671

                          GENERAL DYNAMICS CORPORATION

                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
                  (DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)


                                                                         Year Ended December 31
                                                                         ----------------------
                                                                 1995             1994               1993
                                                                 ----             ----               ----
NET EARNINGS:
Continuing Operations                                       $        247     $         223      $        270
Discontinued Operations:
    Earnings (loss) from operations                                   55                 -               (30)
    Gain on disposal                                                  19                15               645
                                                            ------------     -------------      ------------
                                                            $        321     $         238      $        885
                                                            ============     =============      ============

Weighted average common shares outstanding                    62,992,558        63,068,328        62,187,874
                                                            ============     =============      ============

NET EARNINGS PER SHARE - PRIMARY:

Continuing Operations                                       $       3.91     $        3.51      $       4.27
Discontinued Operations:
    Earnings (loss) from operations                                  .87              -                 (.47)
    Gain on disposal                                                 .30               .24             10.21
                                                            ------------     -------------      ------------
                                                            $       5.08     $        3.75      $      14.01
                                                            ============     =============      ============

Common shares from above                                      62,992,558        63,068,328        62,187,874
Assumed exercise of options (treasury stock method)              226,734           355,793           994,276
                                                            ------------     -------------      ------------
                                                              63,219,292        63,424,121        63,182,150
                                                            ============     =============      ============

NET EARNINGS PER SHARE - FULLY DILUTED:

Continuing Operations                                       $       3.90     $        3.51             $4.27
Discontinued Operations:
    Earnings (loss) from operations                                  .87                 -             (.47)
    Gain on disposal                                                 .30               .24             10.19
                                                            ------------     -------------      ------------
                                                            $       5.07     $        3.75            $13.99
                                                            ============     =============      ============

Common shares from above                                      62,992,558        63,068,328        62,187,874
Assumed exercise of options (treasury stock method)              371,590           357,447         1,085,702
                                                            ------------     -------------      ------------
                                                              63,364,148        63,425,775        63,273,576
                                                            ============     =============      ============